                                 EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Intercell Corporation:

We consent to the use of our reports included herein and to the reference to our firm under the headings "Summary Historical Consolidated Financial Data of the Company" and "Experts" in the prospectus.

                              /s/ KPMG Peat Marwick LLP

San Jose, California
November 12, 1997

                                    23.1-1